Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Fourth Quarter Earnings

NEW YORK, NY, February 27, 2014 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended December 31, 2013. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS, CMBS, commercial loans and other real estate related assets. A reconciliation of core earnings to net income appears at the end of this press release.

FOURTH QUARTER 2013 FINANCIAL HIGHLIGHTS

See footnotes at the end of this press release

•	Net income of $0.48 per common share (6)

•	Core Earnings of $0.67 per share

•	Including an $0.11 exit fee received on the early pay-off of a commercial mortgage loan

•	$0.60 per share common dividend declared

•	$19.14 net book value per share as of December 31, 2013 (1), net of the fourth quarter dividend

•	$1.61 per common share of undistributed taxable income (1) (13)

INVESTMENT HIGHLIGHTS

•	$3.7 billion investment portfolio value as of December 31, 2013 (2) (4)

•	65.1% Agency RMBS investment portfolio

•	34.9% credit investment portfolio, comprised of Non-Agency RMBS, ABS and CMBS

•	2.46% net interest margin as of December 31, 2013 (3)

•	4.42x leverage as of December 31, 2013 (2) (7)

•	Hedge ratio at quarter end of 99% of Agency RMBS repo notional, or 67% of total repo notional (8)

•	6.2% constant prepayment rate (“CPR”) for the fourth quarter on the Agency RMBS investment portfolio (5)

•	6.7% CPR for the month of December

•	Early pay-off of a commercial loan acquired in January 2013 resulted in a 22% return on investment

“We are pleased with our progress in shifting capital from Agency RMBS into the credit sector,” said Jonathan Lieberman, Chief Investment Officer. “During 2013, we increased capital allocation to credit assets from 22.2% of our portfolio to 34.9%. As we look ahead, we expect to continue to grow our credit capital allocation, including both securities and residential and commercial loans.”

KEY STATISTICS (2)

	Weighted Average at December 31, 2013	Weighted Average for the Quarter Ended December 31, 2013
Investment portfolio	$3,720,454,021	$3,769,983,483
Repurchase agreements	$3,114,480,731	$3,145,838,575
Stockholders’ equity	$704,430,734	$706,122,102
Leverage ratio (7)	4.42x	4.46x
Hedge ratio - Total repo (8)	67%	72%
Hedge ratio - Agency repo (8)	99%	102%

Yield on investment portfolio (9)	4.13%	4.45%
Cost of funds (10)	1.67%	1.75%
Net interest margin (3)	2.46%	2.70%
Management fees (11)	1.42%	1.41%
Other operating expenses (12)	1.74%	1.74%

Book value, per share (1)	$19.14
Dividend, per share	$0.60

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of December 31, 2013 (2):

					Weighted Average
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	Coupon*	Yield
Agency RMBS:
15-Year Fixed Rate	$435,843,408	$12,909,886	$448,753,294	$447,599,832	3.13%	2.50%
20-Year Fixed Rate	142,296,219	7,316,644	149,612,863	147,057,246	3.73%	2.89%
30-Year Fixed Rate	1,191,781,474	68,531,950	1,260,313,424	1,229,504,747	4.03%	3.28%
ARM	466,047,819	(1,583,428)	464,464,391	461,787,395	2.43%	2.78%
Inverse Interest Only	404,604,832	(321,267,663)	83,337,169	82,837,770	6.18%	4.36%
Interest Only	331,658,171	(280,257,901)	51,400,270	54,215,778	3.39%	9.75%
Credit Investments:
Non-Agency RMBS	1,220,716,621	(157,528,902)	1,063,187,719	1,084,746,690	4.03%	5.86%
ABS	71,326,847	(315,657)	71,011,190	71,344,784	3.82%	4.07%
CMBS	155,578,972	(24,975,910)	130,603,062	132,368,464	4.21%	7.13%
Interest Only	489,291,846	(480,018,861)	9,272,985	8,991,315	0.73%	5.43%

Total	$4,909,146,209	$(1,177,189,842)	$3,731,956,367	$3,720,454,021	3.59%	4.13%

*	Principal only securities with a zero coupon rate are excluded from this calculation.

As of December 31, 2013, the weighted average yield on the Company’s investment portfolio was 4.13% and its weighted average cost of funds was 1.67%. This resulted in a net interest margin of 2.46% as of December 31, 2013. (3)

The Company had net realized losses of $(7.4) million, or $(0.26) per share, during the quarter ended December 31, 2013. Of this amount, $(1.5) million, or $(0.05) per share, was from Agency RMBS, $(0.5) million, or $(0.02) per share, was from credit investments, $(1.4) million, or $(0.05) per share, was from the net settlement of interest rate swaps and other derivatives, and $(4.0) million, or $(0.14) per share, was from the transfer of securities previously accounted for as derivatives through linked transactions. Of these amounts, $(1.0) million, or $(0.04) per share, was from the recognition of other-than-temporary impairment recorded on certain securities as of December 31, 2013.

The CPR for the Agency RMBS investment portfolio was 6.2% for the fourth quarter, and 6.7% for the month of December 2013. (5)

The weighted average cost basis of the Agency RMBS investment portfolio, excluding interest-only securities, was 103.9% as of December 31, 2013. The amortization of premiums (net of any accretion of discounts) on these securities for the fourth quarter of

2013 was $(1.4) million, or $(0.05) per share. The unamortized net Agency RMBS premium as of December 31, 2013 was $(87.2) million.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $0.2 million, or $0.01 per share retrospective adjustment due to the change in projected cash flows on its bonds. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities, exceeds the underlying principal balance by 3.9% as of December 31, 2013, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

LEVERAGE AND HEDGING ACTIVITIES

The investment portfolio is financed with repurchase agreements as of December 31, 2013 as summarized below:

Repurchase Agreements Maturing Within:	Balance	Weighted Average Rate	Weighted Average Maturity
30 Days or Less	$1,507,772,817	0.95%	15.8
31-60 Days	926,730,000	0.57%	43.6
61-90 Days	260,958,000	0.55%	70.9
Greater than 90 Days	419,019,914	1.57%	294.6

Total / Weighted Average	$3,114,480,731	0.89%	66.2

The Company has entered into repurchase agreements with 30 counterparties. We continue to rebalance our exposures to counterparties and extend original maturities. We increased our weighted average original days to maturity from 100 days as of September 30, 2013 to 125 days of December 31, 2013.

We have entered into interest rate swap agreements to hedge our portfolio. The Company’s swaps as of December 31, 2013 are summarized as follows:

Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate**	Weighted Average Years to Maturity
2016 *	$260,000,000	0.62%	0.71%	2.63
2017	275,000,000	1.02%	0.24%	3.83
2018	490,000,000	1.15%	0.24%	4.43
2019	260,000,000	1.27%	0.25%	5.64
2020	450,000,000	1.62%	0.24%	6.25
2022	50,000,000	1.69%	0.24%	8.68
2023	340,000,000	2.49%	0.24%	9.56
2028	20,000,000	3.47%	0.25%	14.97

Total/Wtd Avg	$2,145,000,000	1.43%	0.30%	5.67

*	This figure includes a forward starting swap with a total notional of $100.0 million and a start date of December 23, 2015. Weighted average rates shown are inclusive of rates corresponding to the terms of the swap as if the swap were effective as of December 31, 2013.
**	100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

The Company also utilizes short positions in U.S. Treasury securities and interest rate swaptions to mitigate exposure to increases in interest rates. As of December 31, 2013, the Company had a net short position of $28.0 million notional in U.S. Treasury securities and interest rate swaptions of $115.0 million net notional. As of December 31, 2013, 67% and 99% of the Company’s outstanding balance of total repurchase agreements and repurchase agreement secured by Agency RMBS, respectively, was hedged (8).

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of December 31, 2013, the Company had undistributed taxable income of approximately $1.61 per share (13).

DIVIDEND

On December 5, 2013, the Company’s board of directors declared the fourth quarter dividend of $0.60 per share of common stock that was paid on January 27, 2014 to stockholders of record as of December 18, 2013.

On November 14, 2013, the Company declared a quarterly dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on December 17, 2013 to stockholders of record as of November 29, 2013.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to attend MITT’s fourth quarter earnings conference call on February 27, 2014 at 10:00 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 8846814#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q4 2013 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on March 13, 2014. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 8846814#.

For further information or questions, please contact Lisa Yahr, the Company’s Head of Investor Relations, at (212) 692-2282 or lyahr@angelogordon.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $25 billion under management. Currently, the firm’s investment disciplines encompass five principal areas: (i) distressed debt and leveraged loans, (ii) real estate, (iii) mortgage-backed securities and other structured credit, (iv) private equity and special situations and (v) a number of hedge fund strategies. Angelo, Gordon & Co. employs over 300 employees, including more than 110 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Houston, Los Angeles, London, Hong Kong, Seoul, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to future dividends, the credit component of our portfolio book valve, deploying capital, the preferred stock offering and repurchase agreements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
Assets
Real estate securities, at fair value:
Agency - $2,242,322,869 and $3,536,876,135 pledged as collateral, respectively	$2,423,002,768	$3,785,867,151
Non-Agency - $844,217,568 and $529,455,020 pledged as collateral, respectively	844,217,568	568,858,645
ABS - $71,344,784 and $33,937,097 pledged as collateral, respectively	71,344,784	33,937,097
CMBS - $93,251,470 and $148,307,262 pledged as collateral, respectively	93,251,470	148,365,887
Commercial loans receivable, at fair value	—	2,500,000
Investment in affiliates	16,411,314	—
Linked transactions, net, at fair value	49,501,897	45,122,824
Cash and cash equivalents	86,190,011	149,594,782
Restricted cash	3,575,006	9,130,000
Interest receivable	12,018,919	14,242,453
Receivable on unsettled trades - $0 pledged as collateral	—	96,310,999
Receivable under reverse repurchase agreements	27,475,000	—
Derivative assets, at fair value	55,060,075	—
Other assets	1,246,842	454,069
Due from broker	1,410,720	884,605

Total Assets	$3,684,706,374	$4,855,268,512

Liabilities
Repurchase agreements	$2,891,634,416	$3,911,419,818
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	27,477,188	—
Payable on unsettled trades	—	84,658,035
Interest payable	3,839,045	3,204,205
Derivative liabilities, at fair value	2,206,289	36,375,947
Dividend payable	17,020,893	18,540,667
Due to affiliates	4,645,297	3,910,065
Accrued expenses	1,395,183	806,853
Taxes payable	1,490,329	1,731,141
Due to broker	30,567,000	—

Total Liabilities	2,980,275,640	4,060,646,731
Stockholders’ Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference) at December 31, 2013 and December 31, 2012	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference) at December 31, 2013 and December 31, 2012	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,365,655 and 26,961,936 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	283,657	269,620
Additional paid-in capital	585,619,488	552,067,681
Retained earnings (deficit)	(42,686,416)	81,070,475

	704,430,734	794,621,781

Total Liabilities & Equity	$3,684,706,374	$4,855,268,512

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2012
	(Unaudited)	(Unaudited)
Net Interest Income
Interest income	$36,836,926	$36,211,940	$151,000,673	$96,376,692
Interest expense	5,803,681	6,504,403	25,553,273	15,010,444

	31,033,245	29,707,537	125,447,400	81,366,248

Other Income
Net realized gain/(loss)	(7,372,624)	15,450,117	(123,861,859)	29,537,240
Income/(loss) from linked transactions, net	7,318,741	6,522,386	13,877,620	20,014,654
Realized loss on periodic interest settlements of interest rate swaps, net	(6,706,874)	(3,900,171)	(27,912,227)	(9,962,125)
Unrealized (loss) on real estate securities and loans, net	(23,526,713)	(26,683,774)	(84,195,306)	52,071,455
Unrealized gain on derivative and other instruments, net	21,764,006	2,706,607	89,112,320	(24,086,526)

	(8,523,464)	(5,904,835)	(132,979,452)	67,574,698

Expenses
Management fee to affiliate	2,492,835	2,510,065	10,688,725	6,413,443
Other operating expenses	3,064,603	2,215,273	10,844,988	5,443,059
Equity based compensation to affiliate	64,464	87,488	251,447	400,200
Excise tax	91,688	1,142,554	1,483,630	1,748,327

	5,713,590	5,955,380	23,268,790	14,005,029

Income/(loss) before income taxes and equity in earnings from affiliate	16,796,191	17,847,322	(30,800,842)	134,935,917
Income taxes	(262,858)	—	(3,041,616)	—
Equity in earnings from affiliate	351,992	—	2,263,822	—

Net Income/(Loss)	16,885,325	17,847,322	(31,578,636)	134,935,917

Dividends on preferred stock	3,367,354	3,346,910	13,469,416	4,137,010

Net Income/(Loss) Available to Common Stockholders	$13,517,971	$14,500,412	$(45,048,052)	$130,798,907

Earnings/(Loss) Per Share of Common Stock
Basic	$0.48	$0.62	$(1.61)	$7.20
Diluted	$0.48	$0.62	$(1.61)	$7.18
Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,365,655	23,314,040	28,022,565	18,167,227
Diluted	28,366,267	23,433,041	28,022,565	18,227,060

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains/(losses) on the sale or termination of securities and the related tax expense, if any, on such, including securities underlying linked transactions and derivatives. As defined, Core Earnings include the net interest earned on these transactions, including credit derivatives, linked transactions, investments in affiliates, inverse Agency securities, interest rate derivatives or any other investment activity that may earn net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three months and year ended December 31, 2013 and December 31, 2012 is set forth below:

	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2012
Net Income available to common stockholders	$13,517,971	$14,500,412	$(45,048,052)	$130,798,907
Add (Deduct):
Net realized gain/ (loss)	7,372,624	(15,450,117)	123,861,859	(29,537,240)
Tax expense related to realized gain	310,873	—	2,945,720	—
Income/ (loss) from linked transactions, net	(7,318,741)	(6,522,386)	(13,877,620)	(20,014,654)
Net interest income on linked transactions	3,375,283	3,303,415	13,833,047	10,164,849
Equity in earnings from affiliate	(351,992)	—	(2,263,822)	—
Net interest income from equity method investments	399,876	—	1,025,669	—
Unrealized gain/ (loss) on real estate securities, net	23,526,713	26,683,774	84,195,306	(52,071,455)
Unrealized gain/ (loss) on derivative and other instruments, net	(21,764,006)	(2,706,607)	(89,112,320)	24,086,526

Core Earnings	$19,068,601	$19,808,491	$75,559,787	$63,426,933
Core Earnings, per Diluted Share	$0.67	$0.85	$2.70	$3.48

Footnotes

(1) Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.

(2) Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on our balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this press release where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. Additionally we invested in certain credit sensitive commercial real estate assets through an affiliated entity, for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets consistently with all other investments. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.

(3) Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (9) and (10) for further detail.

(4) The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, Non-Agency RMBS, ABS, CMBS and commercial loan assets, including linked transactions and assets owned through investments in affiliates. The percentage of Agency RMBS and credit investments is calculated by dividing the respective fair market value of each, including linked transactions and assets owned through investments in affiliates, by the total investment portfolio.

(5) This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period.

(6) Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.

(7) The leverage ratio during the quarter was calculated by dividing our daily weighted average repurchase agreements, including those included in linked transactions, for the quarter by the weighted average stockholders’ equity for the quarter. The leverage ratio at quarter end was calculated by dividing total repurchase agreements, including repurchase agreements accounted for as linked transactions, plus or minus the net payable or receivable, as applicable, on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity at quarter end.

(8) The hedge ratio during the quarter was calculated by dividing our daily weighted average swap notionals, net short positions in U.S. Treasury securities and interest rate swaptions, including receive fixed swap notionals and short positions in U.S. Treasury securities as negative values, as applicable, for the period by either our daily weighted average total repurchase agreements or daily weighted average repurchase agreements secured by Agency RMBS, as indicated. The hedge ratio at quarter end was calculated by dividing the notional value of our interest rate swaps, net short positions in U.S. Treasury securities and interest rate swaptions, including receive fixed swap notionals and short positions in U.S. Treasury securities as negative values, as applicable, by either total repurchase agreements or repurchase agreements secured by Agency RMBS, as indicated, plus the net payable/receivable on either all unsettled trades, or unsettled Agency RMBS trades, as indicated.

(9) The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. The yield on our investment portfolio during the quarter was calculated by annualizing interest income for the quarter and dividing by our daily weighted average securities held. This calculation excludes cash held by the Company.

(10) The cost of funds during the quarter was calculated by annualizing the sum of our interest expense and our net pay rate of our interest rate swaps, and dividing by our daily weighted average repurchase agreements for the period. The cost of funds at quarter end was calculated as the sum of the weighted average rate on the repurchase agreements outstanding at quarter end and the weighted average net pay rate on our interest rate swaps. Both elements of the cost of funds at quarter end were weighted by the repurchase agreements outstanding at quarter end.

(11) The management fee percentage during the quarter was calculated by annualizing the management fees recorded during the quarter and dividing by the weighted average stockholders’ equity for the quarter. The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.

(12) The other operating expenses percentage during the quarter was calculated by annualizing the other operating expenses recorded during the quarter and dividing by our weighted average stockholders’ equity for the quarter. The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.

(13) Undistributed taxable income per common share represents total undistributed taxable income that we will need to declare in common and preferred dividends by September 15, 2014.